                                                                   Exhibit 24.1
                                POWER OF ATTORNEY

   Know all by these presents, that the undersigned hereby constitutes and appoints each of John A. Godfrey and Elliot D. Hoops, signing singly, the undersigned's true and lawful attorney-in-fact to:

   (1)   prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange

   Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by the
   Securities Exchange Act of 1934 (including, but not limited to, Section 16(a)
   and the rules thereunder), the Securities Act of 1933 (including, but not limited to, Rule 144 thereunder) or any rule or regulation of the SEC;

   (2)   execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of Pinnacle Entertainment, Inc., a Delaware corporation (the
   "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities
   Exchange Act of 1934 and the rules thereunder, Form 144 in accordance with Rule
   144 of the Securities Act of 1933 and any other forms or reports (including amendments thereto) the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the
   Company;

   (3)   do and perform any and all acts for and on behalf of the
   undersigned which may be necessary or desirable to complete and execute any such
   Form 3, 4, or 5, Form 144 or other form or report (including amendments thereto), and timely file such form, schedule or report with the SEC and any stock exchange or similar authority; and

   (4)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in- fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by
   such attorney-in-fact on behalf of the undersigned pursuant to this Power of
   Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

   The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-
   fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in
   Company assuming, any of the undersigned's responsibilities to comply with of the Securities Act of 1933. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and
   5, and Form 144 (including amendments thereto) with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

  IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this day of August 6, 2013.

  /s/ Michelle Shriver
  --------------------
   Michelle Shriver